Exhibit 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the annual report on Form 10-Q of CMP Susquehanna Radio Holdings Corporation. (the “Company”) for the nine month period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Lewis W. Dickey, Jr.
Name:	Lewis W. Dickey, Jr.
Title:	Chairman, President and Chief Executive Officer

/s/ Martin R. Gausvik
Name:	Martin R. Gausvik
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: November 14, 2008
     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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